Exhibit 21

Subsidiaries

Syntroleum International Corporation (a Delaware corporation)

Syntroleum/Sweetwater Company, L.L.C. (a Delaware limited liability company)

Syntroleum Australia Credit Corporation (a Delaware corporation)

Syntroleum Australia Licensing Corporation (a Delaware corporation)

Syntroleum Sweetwater Holdings Corp. (a Delaware corporation)

Syntroleum International Holdings, Ltd. (a Cayman Islands exempted company)

Syntroleum International Holdings Company (a Cayman Islands exempted company)

Syntroleum Sweetwater Holdings, Ltd. (a Cayman Islands exempted company)

Syntroleum Australia, Ltd. (a Cayman Islands exempted company)

Syntroleum Peru Holdings Limited (a Cayman Islands exempted company)

Syntroleum Bolivia Holdings L.L.C. (a Delaware limited liability company)

Syntroleum Gas Development, LLC (a Delaware limited liability company)

Ringneck Resources, LLC (a Delaware limited liability company)

Syntroleum Gas Processing, LLC (a Delaware limited liability company)

Syntroleum Gas Resources Corporation (a Delaware corporation)

Syntroleum Cameroon, Ltd. (a Cayman Islands exempted company)

Syntroleum Nigeria Limited (a Nigeria exempted company)

Scout Development Corporation (a Missouri Corporation)

Carousel Apartment Homes, Inc. (a Georgia Corporation)